PRESS RELEASE

1A Burton Hills Blvd., Suite 240 Nashville, TN 37215 Holley.com

HOLLEY PERFORMANCE BRANDS ANNOUNCES SHARE REPURCHASE PROGRAM OF UP TO $25 MILLION

Reflects Board Confidence in the Company’s Operational Transformation and Long-Term Outlook; Company Reaffirms Commitment to Year-End Net Leverage Below 3.5x
NASHVILLE, TN. - May 26, 2026 - Holley Performance Brands (NYSE: HLLY), home to a portfolio of iconic automotive brands serving enthusiasts across the high-performance aftermarket, today announced that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to $25 million of the Company’s outstanding common stock.
“We believe that Holley today is a fundamentally stronger, more focused, and more profitable company than it was just a few years ago. We have expanded margins, generated meaningful free cash flow, reduced debt by approximately $100 million, repositioned the portfolio toward higher-return brands, and built a deeper and more experienced leadership team. Even with that progress, we believe our share price does not fully reflect the strength of our operating model or the trajectory of the business,” said Matthew Stevenson, President and CEO of Holley Performance Brands. “This repurchase program completes a three-pronged capital allocation framework that now spans opportunistic debt reduction, accretive acquisitions of complementary brands at attractive valuations, and opportunistic repurchases of our own shares. We will pursue each with the same discipline, deploying capital where we believe it will generate the highest return at a given point in time. Our commitment to reach year-end net leverage below 3.5x remains firm.”
Under the repurchase program, the Company may repurchase shares from time to time on the open market, in privately negotiated transactions or in any other manner that complies with applicable securities laws, subject to market conditions, applicable legal requirements, and other factors. Open-market repurchases are expected to be conducted in accordance with Rule 10b-18 under the Securities Exchange Act of 1934. The repurchase program has no time limit and does not obligate the Company to repurchase a minimum number of shares and may be modified, suspended, or discontinued at any time without notice. The Company intends to execute repurchases opportunistically, paced against free cash flow generation and consistent with its commitment to reach net leverage below 3.5x by year-end.

A Fundamentally Stronger Business
The repurchase program authorization follows a multi-year period of operational and financial transformation. During this period, Holley has:
•Reduced debt by approximately $100 million, with continued progress toward a year-end net leverage target below 3.5x
•Expanded Adjusted EBITDA margins through pricing discipline, structural cost actions, and operational execution
•Strengthened the executive leadership team and operating model, to support consistent free cash flow generation;
•Repositioned the portfolio through targeted divestitures and the addition of higher-return, higher-growth brands; and
•Reengaged M&A in 2026 with a focus on brands that Holley believes are well positioned to be accretive and strengthen the portfolio and the Company’s competitive position.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties, and other important factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to Holley’s ability to opportunistically reduce debt, complete accretive acquisitions of complementary brands at attractive valuations and opportunistically repurchase its own shares and the other risks and uncertainties set forth in the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2026, and in any subsequent filings with the SEC.

About Holley Performance Brands
Holley Performance Brands (NYSE: HLLY) is home to a portfolio of iconic brands that serve enthusiasts across the high-performance aftermarket. The company designs, engineers, manufactures and markets category-leading products and solutions for automotive enthusiasts through a focused portfolio spanning four consumer vertical groupings: American Performance, Modern Truck & Off-Road, Euro & Import, and Safety & Racing. For more than a century, Holley has built its reputation through innovation, technical expertise and a deep understanding of enthusiast culture. For more information, visit holley.com.

Investor Relations Contact(s):
Anthony Rozmus / Jenna Kozlowski
Solebury Strategic Communications
203-428-3224
Holley@soleburystrat.com

Media Relations Contact(s):
Nathan Espinosa/Michael Murray
Kahn Media
818-881-5246
Holley@KahnMedia.com